UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 25, 2007 (October 25, 2007)

CHINA PUBLIC SECURITY TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Florida	333-132119	59-1944687
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

21st Floor, Everbright Bank Building,
Zhuzilin, Futian District,
Shenzhen, Guangdong, 518040
People's Republic of China
(Address of Principal Executive Offices)

Registrant's Telephone Number, Including Area Code:	(+86) 755 -8370-8333

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.        Entry Into A Material Definitive Agreement.

Securities Purchase Agreement

On October 25, 2007, China Public Security Technology, Inc. (the "Company") entered into a securities purchase agreement (the "Securities Purchase Agreement") with certain accredited investors (collectively, the "Investors"). Under the Securities Purchase Agreement, the Company agreed to issue and sell to the Investors up to 5,00,000 shares of the Company’s common stock, representing approximately 11% of the issued and outstanding capital stock of the Company on a fully-diluted basis as of and immediately after consummation of the transactions contemplated by the Securities Purchase Agreement, for an aggregate purchase price of up to $40,000,000 (the "Purchase Price"), or $8.00 per share.

Closing of the transactions contemplated by the Securities Purchase Agreement is subject to the satisfaction or waiver of customary closing conditions, including delivery of opinions from the Company’s U.S. legal counsel and its legal counsel in the People’s Republic of China. The Company also agreed to use its reasonable best efforts to have its common stock listed and traded on the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market by June 30, 2008. The closing of the transactions contemplated by the Securities Purchase Agreement (the "Closing") is expected to occur on or before November 8, 2007.

The Securities Purchase Agreement may be terminated prior to the Closing (a) by mutual agreement of the parties or (b) by the Company or an Investor (as to itself but no other Investor) upon written notice to the other and to the Escrow Agent if the Closing shall not have taken place by November 8, 2007; provided that in either case, the failure of the Closing to occur does not result primarily from such party’s failure to comply with the Securities Purchase Agreement.

Other than with respect to this transaction, none of the Investors have had a material relationship with the Company or any of the Company’s officers, directors or affiliates or any associate of any such officer or director.

Registration Rights Agreement

As a condition to the Securities Purchase Agreement, the Company on October 25, 2007 also entered into a registration rights agreement (the "Registration Rights Agreement") with the Investors, pursuant to which, among other things, the Company agreed to register the shares of its common stock issued to the Investors within a pre-defined period. Under the terms of the Registration Rights Agreement, the Company is obligated to a file registration statement under the Securities Act of 1933 on Form SB-2 covering the resale of the Shares and any other shares of common stock issued to the Investors under the Securities Purchase Agreement. The Registration Rights Agreement also gives the Investors customary piggyback registration rights.

Closing Escrow Agreement

October 25, 2007, the Company also entered into a closing escrow agreement (the "Escrow Agreement") with the Investors and the Company’s U.S. legal counsel, as escrow agent ("Escrow Agent"), pursuant to which the Investors agreed to deposit the Purchase Price into escrow on or before October 26, 2007, to be released upon the occurrence of the events set forth in the Escrow Agreement upon consummation of the Securities Purchase Agreement.

This brief description of the terms of the Registration Rights Agreement, Securities Purchase Agreement and Escrow Agreement is qualified by reference to the provisions of the forms of agreements attached to this report as Exhibits 4.1, 10.1 and 10.2, respectively.

ITEM 9.01.         FINANCIAL STATEMENTS AND EXHIBITS.

(d)       Exhibits.

Exhibit No.	Description

4.1	Form of Registration Rights Agreement, dated October 25, 2007

10.1	Form of Securities Purchase Agreement, dated October 25, 2007

10.2	Form of Closing Escrow Agreement, dated October 25, 2007

99.1	Press Release, dated October 25, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA PUBLIC SECURITY TECHNOLOGY, INC.

Dated: October 25, 2007	/s/ Jiang Huai Lin
Jiang Huai Lin
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Registration Rights Agreement, dated October 25, 2007

10.1	Form of Securities Purchase Agreement, dated October 25, 2007

10.2	Form of Closing Escrow Agreement, dated October 25, 2007

99.1	Press Release, dated October 25, 2007